Exhibit 99.1
Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
July 31, 2014

PG&E Corporation Reports Second-Quarter 2014 Results

San Francisco, Calif.—PG&E Corporation’s (NYSE: PCG) second-quarter 2014 net income after dividends on preferred stock (also called “income available for common shareholders”) was $267 million or $0.57 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $328 million, or $0.74 per share, for the second quarter of 2013.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $97 million pre-tax, or $0.12 per share, for the quarter. These items related to natural gas matters, including costs to make safety improvements as well as legal and other costs. The cost to shareholders for natural gas pipeline safety-related work incurred since the San Bruno accident or committed over the next several years is $2.7 billion, based on current forecasts.

“We continue to make good progress on our goal of providing our customers with energy that is safe, reliable and affordable. Toward this end, we’re very pleased that, during the second quarter, we received two international certifications for best-in-class management of our gas system assets and a finding from the Nuclear Regulatory Commission that our Diablo Canyon facility was one of the best-performing nuclear plants in the country in 2013. Looking ahead, we are hopeful that the California Public Utilities Commission will rule as early as next month on our General Rate Case request. We respectfully urge the Commission in its final decision to support responsible infrastructure investment so we can fulfill our mission. In addition, it remains vital to our pipeline safety and reliability enhancement program that state regulators also resolve pending gas proceedings in a timely and balanced manner,” said Tony Earley, Chairman, CEO, and President of PG&E Corporation.

Second-Quarter Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation’s earnings from operations for the second quarter of 2014 were $324 million, or $0.69 per share, down from $348 million, or $0.79 per share, during the same period in 2013. The major factors contributing to this quarter-over-quarter difference included the negative impacts of a delay in cost recovery associated with the 2014 General Rate Case, and an increase in the number of shares outstanding.

PG&E Corporation discloses historical financial results based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying tables for a reconciliation of the differences between results based on earnings from operations and results based on consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's web site at: http://www.pgecorp.com/news/press_releases/Release_Archive2014/140731press_release.shtml.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 11:00 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://www.pgecorp.com/investors/investor_info/conference/ for more information and instructions for accessing the webcast. The call will be archived on the website. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call until 8:00 p.m. Eastern Time, August 14, 2014, by dialing 866-415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the replay pin 24084# will be required to access the replay.

Management's statement regarding the cost to shareholders for natural gas pipeline safety-related work incurred since the San Bruno accident or committed over the next several years is a forward-looking statement that is based on assumptions about the estimated scope and timing of work and current cost forecasts.  The statement and the underlying assumptions are necessarily subject to various risks and uncertainties.  PG&E Corporation and Pacific Gas and Electric Company (“Utility”) are not able to predict all the factors that may affect future results. Some of the factors that could cause actual results to differ materially include:

•	when and how the investigations and enforcement matters currently pending at the CPUC are concluded and whether new investigations or enforcement matters are commenced;

•	the outcome of the federal criminal prosecution of the Utility;

•	the ultimate amount of natural gas transmission costs the Utility incurs but does not recover through rates, including the cost of any remedial actions the Utility may be ordered to perform;

•	whether a monitor is appointed to oversee the Utility’s natural gas operations;

•
the outcomes of pending CPUC proceedings such as the Utility’s Gas Transmission and Storage Rate Case and the Utility’s update application related to work under the Pipeline Safety Enhancement Plan and whether the cost and revenue forecasts assumed in such outcomes prove to be accurate;

•
changes in assumptions regarding the scope and timing of natural gas related work, including changes in current cost forecasts and increased costs to comply with local ordinances and environmental and other permits; and

•	the other factors disclosed in PG&E Corporation’s and the Utility’s joint 2013 Annual Report and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California’s largest investor-owned utility.  PG&E serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California.  For more information, visit http://www.pgecorp.com.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2014	2013	2014	2013
Operating Revenues
Electric	$3,233	$3,059	$6,234	$5,858
Natural gas	719	717	1,609	1,590
Total operating revenues	3,952	3,776	7,843	7,448
Operating Expenses
Cost of electricity	1,349	1,189	2,559	2,172
Cost of natural gas	200	179	560	525
Operating and maintenance	1,328	1,256	2,627	2,594
Depreciation, amortization, and decommissioning	557	516	1,095	1,019
Total operating expenses	3,434	3,140	6,841	6,310
Operating Income	518	636	1,002	1,138
Interest income	2	2	5	4
Interest expense	(188)	(177)	(373)	(353)
Other income, net	43	24	62	52
Income Before Income Taxes	375	485	696	841
Income tax provision	104	153	195	267
Net Income	271	332	501	574
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$267	$328	$494	$567
Weighted Average Common Shares Outstanding, Basic	467	442	463	438
Weighted Average Common Shares Outstanding, Diluted	469	443	465	439
Net Earnings Per Common Share, Basic	$0.57	$0.74	$1.07	$1.29
Net Earnings Per Common Share, Diluted	$0.57	$0.74	$1.06	$1.29
Dividends Declared Per Common Share	$0.46	$0.46	$0.91	$0.91

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Second Quarter and YTD, 2014 vs. 2013
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2014	2013	2014	2013	2014	2013	2014	2013

PG&E Corporation’s Earnings from Operations (1)	$324	$348	$0.69	$0.79	$575	$624	$1.24	$1.42
Items Impacting Comparability: (2)
Natural gas matters (3)	(57)	(17)	(0.12)	(0.04)	(81)	(54)	(0.18)	(0.12)
Environmental-related costs	-	(3)	-	(0.01)	-	(3)	-	(0.01)
PG&E Corporation’s Earnings on a GAAP basis	$267	$328	$0.57	$0.74	$494	$567	$1.06	$1.29

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
The Utility incurred net costs of $97 million and $137 million pre-tax, during the three and six months ended June 30, 2014, respectively, in connection with natural gas matters. These amounts included pipeline-related costs to validate safe operating pressures and perform other activities associated with safety improvements to the Utility’s natural gas system, as well as legal and other costs. There were no additional charges recorded for these periods related to fines or third party liability claims, and no insurance recoveries.

(pre-tax)	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Pipeline-related costs	$(97)	$(137)
Accrued fines	-	-
Third-party claims	-	-
Insurance recoveries	-	-
Natural gas matters	$(97)	$(137)

Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Second Quarter and YTD, 2014 vs. 2013
 ($/Share, Diluted)

Second Quarter 2013 EPS from Operations (1)	$0.79

Growth in rate base earnings	0.01

Timing of 2014 GRC expense recovery (2)	(0.04)
Increase in shares outstanding	(0.04)
Miscellaneous	(0.03)
Second Quarter 2014 EPS from Operations (1)	$0.69

2013 YTD EPS from Operations (1)	$1.42

Growth in rate base earnings	0.02

Timing of 2014 GRC expense recovery (2)	(0.08)
Increase in shares outstanding	(0.07)
Miscellaneous	(0.05)
2014 YTD EPS from Operations (1)	$1.24

(1)	See reconciliation of EPS from Operations to EPS on a GAAP basis.
(2)
Represents additional capital-related expenses during the three months and six months ended June 30, 2014 as compared to the same periods in 2013, with no corresponding increase in revenue.  The CPUC has not yet issued a final decision on the Utility’s 2014 General Rate Case request to increase revenues beginning on January 1, 2014. Upon receipt of a final decision, the Utility has been authorized to collect any final adopted increase in revenue requirements from January 1, 2014.

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